EXHIBIT 32.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2017	/s/ Lloyd C. Blankfein
Lloyd C. Blankfein
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2017	/s/ Harvey M. Schwartz
Harvey M. Schwartz
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.